Consent of Independent Registered Public Accounting Firm
-----------------------------------------------------------------

The board and shareholders
AXP Partners International Series, Inc.:
         AXP Partners International Aggressive Growth Fund
         AXP Partners International Core Fund
         AXP Partners International Select Value Fund
         AXP Partners International Small Cap Fund

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.




/s/ KPMG LLP
-------------
    KPMG LLP
    Minneapolis, Minnesota
    December 21, 2004